EXHIBIT 5.1

The NBD Group, Inc.

A California Professional Corporation

Los Angeles and Palo Alto

https://nbdpro.co/

(408) 201-2662

March 27, 2023

QuickLogic Corporation

2220 Lundy Avenue

San Jose, California  95131

Re: 450,000 Shares of Common Stock of QuickLogic Corporation; Registration Statement on Form S-3 (333-266942)

Ladies and Gentlemen:

We have acted as special counsel to QuickLogic Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of 450,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to certain Common Stock Purchase Agreements, dated as of March 21, 2023 (each a “Purchase Agreement,” and together the “Purchase Agreements”), by and between the Company and the purchasers of the Common Stock thereunder.

In connection with the issuance and sale of the Shares, the Company has filed with the Securities and Exchange Commission (the “Commission”), (i) a registration statement on Form S-3 (File No. 333-266942) (as amended, the “Registration Statement”), (ii) a base prospectus dated August 26, 2022 (the “Base Prospectus”) and (iii) a prospectus supplement dated March 27, 2023 filed with the Commission pursuant to Rule 424(b) under the Securities Act, including any documents incorporated therein by reference (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, or any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issuance of the shares of Common Stock.

In connection with the opinion expressed herein, we have reviewed and relied upon the Registration Statement and Prospectus, the Company’s charter documents, as amended and restated to date, records of the Company’s corporate proceedings in connection with the offering of the Shares, the form of the Purchase Agreements, and such other documents, records, certificates, and other instruments as we deemed necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed the authenticity and completeness of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the completeness and conformity to the originals of all records, documents, and instruments submitted to us as copies. We have also obtained from officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

We express no opinion concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution, and the reported judicial decisions interpreting the foregoing), and the federal laws of the United States of America.

Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued and delivered pursuant to the terms of the Purchase Agreements against payment of the consideration therefor as provided in the respective Purchase Agreements, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K filed by the Company on the date hereof, to the incorporation by reference thereof into the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may affect or modify the opinion expressed herein after the date hereof. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, or the Registration Statement

Very truly yours,

/s/ The NBD Group, Inc.

The NBD Group, Inc.